Exhibit 99.1

Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95054-1549

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Intel and ASML Reach Agreements to Accelerate Key Next-Generation Semiconductor Manufacturing Technologies

NEWS HIGHLIGHTS

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Intel commits €829 million (approximately $1.0 billion) to ASML’s research and development programs to help accelerate deployment of new technologies for 450-millimeter (mm) wafers and extreme ultra-violet (EUV) lithography by as much as two years

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Intel to also initially purchase 10 percent of pre-transaction issued shares of ASML for €1.7 billion (approximately $2.1 billion) and commit to purchase an additional 5 percent of post-transaction issued shares as part of ASML’s program to enable minority investments of up to a 25 percent equity stake to its largest customers

•	R&D funding and equity investment agreements totaling €3.3 billion (approximately $4.1 billion)

•	Continued research and development in the field of lithography is critical to the long-term growth of the semiconductor industry

SANTA CLARA, Calif., July 9, 2012 – Intel Corporation today announced it has entered into a series of agreements with ASML Holding N.V. intended to accelerate the development of 450-millimeter (mm) wafer technology and extreme ultra-violet (EUV) lithography totaling €3.3 billion (approximately $4.1 billion). The objective is to shorten the schedule for deploying the lithography equipment supporting these technologies by as much as two years, resulting in significant cost savings and other productivity improvements for semiconductor manufacturers.

To achieve this, Intel is participating in a multi-party development program that includes a cash contribution by Intel to fund relevant ASML research and development (R&D) efforts as well as equity investments in ASML. The first phase of this program consists of Intel committing to R&D funding of €553 million (approximately $680 million) to assist ASML in accelerating the development and delivery of 450-mm manufacturing tools, as well as an equity investment of €1.7 billion (approximately $2.1 billion) for approximately 10 percent of ASML’s pre-transaction issued shares. Intel will record the R&D investment as a combination of R&D expense and pre-payments on future tool deliveries.

The second phase of the program is conditioned upon ASML shareholder approval. It includes an additional commitment by Intel of R&D funding of €276 million (approximately $340 million) in ASML focused on accelerating EUV, as well as an equity investment of €838 million (approximately $1.0 billion) for an additional 5 percent of ASML post-transaction issued shares.

Intel will then hold a total of 15 percent of ASML’s issued shares. The total equity investment will be €2.5 billion (approximately $3.1 billion). As part of these agreements, Intel is also committing to advanced purchase orders for 450-mm and EUV development and production tools from ASML.

Both phases of the program are subject to standard closing conditions, including customary regulatory approvals. The companies expect both phases of the transaction to close after the shareholder vote in the third quarter.

Summary of Agreements

	Phase 1 450-mm Lithography	Phase 2 EUV Lithography	Total

R&D Investment in ASML	€553 million (~$680 million) over 5 years	Incremental €276 million (~$340 million) over 5 years	€829 million (~$1.0 billion) over 5 years

Equity Investment in ASML	€1.7 billion (~$2.1 billion)	Incremental €838 million (~$1.0 billion)	€2.5 billion (~$3.1 billion)
	10 percent of pre-transaction shares	5 percent of post-transaction shares	15 percent of post-transaction shares

Total	€2.2 billion (~$2.7 billion)	€1.1 billion (~$1.4 billion)	€3.3 billion (~$4.1 billion)

Status	Pending regulatory approval	Pending regulatory and ASML shareholder approvals

“Productivity improvements driven by enhanced wafer manufacturing technologies, especially larger silicon wafers and enhanced lithography technologies with EUV are direct enablers of Moore’s Law, which delivers significant economic benefits to consumers,” said Brian Krzanich, Intel senior vice president and chief operating officer. “The transition from one wafer size to the next has historically delivered a 30 to 40 percent reduction in die cost and we expect the shift from today’s standard 300-mm wafers to larger 450-mm wafers to offer similar benefits. The faster we do this, the sooner we can gain the benefit of productivity improvements, which creates tremendous value for customers and shareholders.”

ASML has stated its intention to sell up to a 25 percent aggregate stake in the company (on a post-transaction basis) to Intel and other semiconductor manufacturers in this program. ASML is currently in discussions with other customers and has publicly indicated it expects others in the industry to participate in the R&D and equity program. Regardless of the outcome of ASML’s discussions with other customers and upon completion of this two-phase program, Intel’s ownership stake in ASML will not exceed 15 percent of ASML’s post-transaction issued shares and will be subject to lock-up and voting restrictions.

Intel intends to fund its R&D and equity investments in ASML from cash on hand at its offshore subsidiaries.

“We are extremely encouraged that Intel has made these investments, which will benefit every semiconductor manufacturer in the industry,” said Eric Meurice, president and chief executive officer of ASML. “We hope to be able to announce additional investments by our other customers in the coming weeks.”

A critically important aspect of this transaction is the additional funding it provides for ASML’s industry-leading EUV development program. When deployed in conjunction with 450-mm wafer production, the productivity and cost benefits of EUV will be substantial for Intel and other semiconductor manufacturers. Intel was involved in the formation of the first EUV consortium in 1997. With these additional R&D investments for EUV, ASML and Intel hope to help lead the semiconductor industry in the transition to this critical technology.

Risk Factors

This press release contains forward-looking statements regarding the proposed transactions between Intel and ASML, including but not limited to statements regarding future Intel equity investments in ASML; future Intel R&D investments in ASML and in the development of 450-mm wafer technology and EUV lithography and production tools; the timing and benefits of developments in 450-mm wafer technology and EUV lithography; Intel’s intentions regarding purchase orders for 450-mm and EUV development and production tools; and ASML’s intentions regarding R&D and equity investments by third parties. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements are risks and uncertainties arising from, among other things, the possibility that one or more closings of the transactions may be delayed or may not occur; difficulties or delays in research and development of 450-mm and EUV technologies; the ability of Intel and ASML to retain key employees and customer and supplier relationships; demand for and market acceptance of products produced using such technologies or competing technologies; developments in competing technologies; pricing pressures and actions taken by competitors; the timing and execution of the manufacturing ramp, and manufacturing yields, at Intel’s production facilities; and litigation or regulatory matters involving intellectual property, antitrust and other issues that could affect the closings of the transactions, the future operation of Intel or ASML and/or Intel’s or other entities’ dealings with ASML.

In addition, please refer to the documents that Intel files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Intel identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Intel is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

About Intel

Intel (NASDAQ:INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.

*	Other names and brands may be claimed as the property of others.

CONTACTS:	Reuben Gallegos	Chuck Mulloy
	Investor Relations	Media Relations
	408-765-5374	408-765-3484
	reuben.m.gallegos@intel.com	chuck.mulloy@intel.com